                                                                EXHIBIT (23.1)



INDEPENDENT AUDITORS' CONSENT


P.H. Glatfelter Company:


We consent to the incorporation by reference in this Registration Statement of P.H. Glatfelter Company on Form S-8 of our report dated February 6, 1998, appearing in the Annual Report on Form 10-K of P.H. Glatfelter Company and subsidiaries for the year ended December 31, 1997.









/s/ Deloitte & Touche LLP
-------------------------------
Deloitte & Touche LLP



Philadelphia, Pennsylvania
May 29, 1998